UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.                   )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

XAI Octagon Floating Rate & Alternative Income Term Trust

(Name of Registrant as Specified in Its Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

January XX , 2023

URGENT NOTICE

Dear Fellow XFLT Shareholder,

We have tried unsuccessfully to contact you, whether by mail or phone, regarding the Special Meeting of Shareholders for the XAI Octagon Floating Rate & Alternative Income Term Trust Fund.

We recently sent you proxy materials for the Special Meeting and are writing to remind you that your proxy vote is very important. Please call toll-free at (800) 431-9645 between 9:00 am and 10:00 pm ET, Monday through Friday. At the time of the call, please reference the Investor ID in the table below.

YOUR INVESTOR PROFILE:
Investor ID:	XXXXXXXX	Security ID:	XXXXXXXX
Shares owned:	XXXXXXXXXXX	Household ID:	XXXXXXXX

There is no confidential information required, and the call will only take a few moments of your time. Please contact us as soon as possible, as we are in the final stages of this effort and want to be sure your voice is included. Thank you for your time and consideration.

Best regards,

Kimberly Flynn

Vice President, XAI Octagon Floating Rate & Alternative Income Term Trust

Managing Director, XA Investments LLC